UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box: ☒ Preliminary Information Statement ☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)) ☐ Definitive Information Statement

ACE Consulting Management, Inc.
(Name of Registrant As Specified In Charter)

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ACE Consulting Management, Inc.

923 E. Valley Blvd, Suite 103B

San Gabriel, CA 91776

(626) 307-2273

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of ACE Consulting Management, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders  (the “Stockholders”) of common stock, $0.001 par value per share (the “Common Stock”), of ACE Consulting Management, Inc., a Delaware corporation (the “Company”), as of the close of business on August 18, 2014 (the “Record Date”). This Information Statement relates to a written consent in lieu of a stockholders meeting, dated August 18, 2014 (the “Written Consent”), by the holder of 22,867,201 shares (the “Majority Stockholder”), representing 70.2% of the Company’s outstanding Common Stock.

On August 18, 2014, the Board of Directors of the Company (“Board”) and the Majority Stockholder approved of the following corporate actions (the “Corporate Actions”) by Written Consent:

●	To amend the Certificate of Incorporation of the Company to change the name of the Company to Safco Investment Holding Corp. (the “Name Change”); and

●	To amend the Certificate of Incorporation of the Company to increase the authorized capital stock of the Company from 50,000,000 shares to 130,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock authorized, and (ii) 30,000,000 shares of preferred stock authorized, $0.001 par value per share (the “Authorized Capital Increase”).

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under the Delaware General Corporation Law (“DGCL”) and the Company’s Certificate of Incorporation and Bylaws to approve the Name Change and Authorized Capital Increase. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Corporate Actions in accordance with the requirements of the Exchange Act, and the regulations promulgated thereunder, including Regulation 14C.

The Board believes the Name Change is necessary and advisable to better reflect the business of the Company as the Company begins to explore opportunities in certain additional related business sectors.  The Board believes the Authorized Capital Increase is necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.  Accordingly, it is the Board’s opinion that the Name Change and Authorized Share Increase would better position the Company to attract potential business candidates and provide the stockholders a greater potential return.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of a Definitive Information Statement to Company stockholders as of the Record Date. We anticipate filing the Definitive Information Statement on September 10, 2014 and effective date of the Corporate Actions to be September 30, 2014.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

August 29, 2014	By:	/s/ Henry Lee
Henry Lee
Chairman of the Board, Chief Executive Officer and Chief Financial Officer

ACE Consulting Management, Inc.

923 E. Valley Blvd, Suite 103B

San Gabriel, CA 91776

(626) 307-2273

GENERAL INFORMATION

This Information Statement is being first mailed on or about September 10, 2014 to the stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Board and Majority Stockholder. Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or information statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR AN INFORMATION STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE NAME CHANGE AND AUTHORIZED CAPITAL INCREASE BY THE BOARD AND THE MAJORITY STOCKHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the DGCL and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval to amend the Company’s Certificate of Incorporation to effectuate the Name Change and Authorized Capital Increase requires the affirmative vote or written consent of the majority of the issued and outstanding shares of voting capital stock of the Company.

Each share of Common Stock entitles the holder to one vote per share. On the Record Date, there were 32,574,360 shares of Common Stock issued and outstanding.

On the Record Date, our Board of Directors and the Majority Stockholder adopted resolutions approving the Name Change and Authorized Capital Increase. Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the Corporate Actions. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO CHANGE THE COMPANY’S NAME TO “ECOSCIENCES, INC.”

General

The Board of Directors of the Company and the Majority Stockholder have approved and adopted a resolution to change the Company’s name from “ACE Consulting Management, Inc.” to “Safco Investment Holding Corp.” The Board and Majority Stockholder have authorized the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware to affect the Name Change.

The Board believes that the Name Change is in the Company’s best interest and will support the rebranding of the Company as a result of the closing of the Company’s change of control transaction, pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated July 30, 2014 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, on July 30, 2014, the former majority shareholders of the Company sold an aggregate of 29,316,924 shares, or approximately 90% of the total outstanding Common Stock to certain buyers for an aggregate purchase price of $500,000. In connection with the Purchase Agreement, Alex Jen submitted to the Company a resignation letter pursuant to which he resigned as the President, Chief Executive Officer and Chief Financial Officer of the Company effective immediately. He remains as a member of the Board of the Company. In addition, Gary A. Tickel resigned from the Board of the Company. On the same day, the Company appointed Henry Lee to serve as the President, Chief Executive Officer, Chief Financial Officer and a member of the Board of the Company. The Board believes the Name Change is necessary and advisable to better reflect the business of the Company as the Company begins to explore opportunities in certain additional related business sectors.

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Effect of the Name Change

The Name Change will not affect in any way the validity or transferability of stock certificates outstanding or the capital structure of the Company or the trading of the Company’s stock on the OTCBB. The change in the Company’s name will require a change to the Company’s ticker symbol and CUSIP number. Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number. Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

The name, mailing address, phone and fax numbers, website and email address of our transfer agent is as follows:

Globex Transfer, LLC

780 Deltona Blvd., Suite 202

Deltona, FL 32725

Phone: +1 813 344 4490

Fax: +1 386 267 3124

mt@globextransfer.com

www.GlobexTransfer.com.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED CAPITAL SOTCK

The Company’s Certificate of Incorporation (the “Certificate of Incorporation”), currently authorizes the maximum number of shares outstanding at any time shall be 50,000,000 shares of Common Stock. On the Record Date, the Board of Directors and Majority Stockholder approved an amendment to the Certificate of Incorporation (the “Authorized Shares Amendment”) of the Company to increase the authorized capital stock of the Company to consist of 100,000,000 shares of Common Stock and 30,000,000 shares of “blank check” Preferred Stock. The $0.001 per share par value of the Company’s Common Stock and Preferred Stock will remain unchanged. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock.

Common Stock

Pursuant to our Bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law or, by the Certificate of Incorporation of the Corporation, at all meetings of stockholders, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive, on a pro rata basis, all assets of our Company available for distribution to such holders.

In the event of any merger or consolidation of our Company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

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Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions or sinking fund rights applicable to our Common Stock. There are also no provisions discriminating against any existing or prospective holders of our Common Stock as a result of such security holders owning a substantial amount of securities.

Preferred Stock

The creation of the preferred stock will authorize our board of directors to issue up to 30,000,000 shares of “blank check” preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)	voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Delaware.

Purpose

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock.

The reason for the creation in the “blank check” Preferred Stock is to be able to use the Preferred Stock as a tool to attract investors and/or companies to engage in mergers and acquisitions with the Company. There Board of Directors does not currently have any plans to designate or issue any class or series of Preferred Stock.

The Company does not anticipate that it would seek authorization from the stockholders for issuance of additional shares unless required by applicable law or regulations.

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A table illustrating the effect of Authorized Shares Amendment on the Common Stock is as follows:

	Authorized Common Stock	Issued and Outstanding Common Stock	Available Common Stock for Issuance

Before Authorized Shares Amendment	50,000,000	32,574,360	17,425,640

After Authorized Shares Amendment	100,000,000	32,574,360	67,425,640

A table illustrating the effect of Authorized Shares Amendment on the Preferred Stock is as follows:

	Authorized “Blank Check” Preferred Stock	Designated Preferred Stock	Available “Blank Check” Preferred Stock

Before Authorized Shares Amendment	0	0	0

After Authorized Shares Amendment	30,000,000	0	30,000,000

ANTI-TAKEOVER EFFECTS

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Name Change and Authorized Shares Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company. We anticipate the effective date to be on or about September 30, 2014.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no dissenter’s rights under the DGCL or the Company’s Certificate of Incorporation or By-Laws in connection with the Name Change and Authorized Capital Increase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding voting capital stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our capital stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

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Unless otherwise indicated in the following table, the address for each person named in the table is c/o ACE Consulting Management, Inc., 923 E. Valley Blvd, Suite 103B, San Gabriel, CA 91776.

Name	Number of Shares Beneficially Owned		Percent of Class (1)

Pan Asia Holding Corp. 8FL, No. 167 Chang An E. Road., Sec 2 Taipei, Taiwan	22,867,201	(2)	70.20%

Alex Jen, Director 711 N. 1st Avenue Arcadia, California 91006	0		0%

Rostar International Holdings Ltd. Unit D, 5/F, No.430-436 Nathan Road Kowloon, Hong Kong	2,345,354	(3)	7.20%

Ting-Wei Lee 4 FL, No.4 Alley 35, Lane 179 Nei Hu Road., Sec.2 Taipei, Taiwan	1,759,015		5.40%

All Executive Officers and Directors as a group (2 person)	22,867,201		70.20%

(1)	Applicable percentage ownership is based on 32,574,360 shares of Common Stock outstanding as of the Record Date.

(2)	Henry Lee, our Chief Executive Officer, Chief Financial Officer and Director, has the sole voting and dispositive control over these securities.

(3)	Chang Jung Lee has sole voting and dispositive control over these securities.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at ACE Consulting Management, Inc., 923 E. Valley Blvd, Suite 103B, San Gabriel, CA 91776.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, information statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board of Directors,

August 29, 2014	By:	/s/ Henry Lee
Henry Lee
Chairman of the Board, Chief Executive Officer and Chief Financial Officer

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